Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to incorporation by reference in this Registration Statement on Form S-8 of my report dated September 27, 2012 relating to the financial statements, which appears in Highlight Networks, Inc. Annual Report on Form 10-K for the year ended June 30, 2012.

/s/Patrick Rodgers, CPA

Altamonte Springs, Florida

February 28, 2013